U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
(Post-Effective Amendment #6 to Form SB-2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Liberto, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	TBA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban Rizal, the Philippines	Nevada Agency and Trust Company 50 West Liberty St, Suite 880 Reno, NV 89501
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: 63-920-938-0830

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|	Non-accelerated filer |__|	Smaller reporting company |X|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

Explanatory Note

The Registrant files this post-effective amendment number one to its Registration Statement on Form SB-2 (No. 333-148775) as initially filed with the Securities and Exchange Commission on January 22, 2008. This amendment includes the audited financial statements for the fiscal years ended December 31, 2009 and 2008 filed with the Registrant’s Annual report on Form 10-K with the Securities and Exchange Commission on March 30, 2010.  This amendment also includes the unaudited financial statements for the period ended June 30, 2010 filed with the Registrant’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 16, 2010.

The Registrant is filing this amendment to its previous Registration Statement on Form SB-2 under the cover of Form S-1 pursuant to the compliance provisions in SEC Release No. 33-8876, which allows registrants that filed a registration statement under cover of Form SB-2 to amend such registration statements under cover of Form S-1.

The Registrant previously paid a registration fee of $0.58 in connection with the filing of the initial registration statement on Form SB-2 (No. 333-148775) filed with the Securities and Exchange Commission on January 22, 2008.  The Registrant has increased the price per share in this offering from $0.02 to $0.03.  Thus, the new registration fee amount is $2.03, which the Registrant paid at the time of filing this amendment.

No shares offered in this post-effective amendment were previously sold under the Registration Statement on Form SB-2 (No. 333-148775) as initially filed with the Securities and Exchange Commission on January 22, 2008. The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated January 31 , 2011

PROSPECTUS
LIBERTO INC.
950,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 950,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.03	None	$0.03
Total	$28,500	None	$28,500

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “LBRT.” Because we have not had an active trading market of our common stock, however, we have set an offering price for these securities of $0.03 per share.  If our common stock becomes actively traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  January 31, 2011

Summary	4
Risk Factors	5
Risks Associated with Our Financial Condition	5
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	5
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	5
Risks Associated with Our Business Model	6
Because we have not established the Liberto brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.	6
If the seafood market does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.	6
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	6
Because we do not have exclusive agreements with the third party food processors that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	7
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.	7
In the event that we are unable to successfully compete within the artificial lobster meat business, we may not be able to achieve profitable operations.	7
Because we will be forced to rely on third party food processors and seafood suppliers, the occurrence of difficulties outside of our control could negatively impact our business.	8
The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.	9
If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.	9
If we are unable to successfully manage growth, our operations could be adversely affected.	9
Because we intend to offer our Product in the Philippines and other countries throughout Asia, we are subject to risks associated with international operations.	10
Risks Associated with Management and Control Persons	10
Because our management is inexperienced in operating an artificial lobster meat business, our business plan may fail.	10
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	11
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	11
Because our officer and director, Rosielyn S. Baclig, and our director, Edmundo Oblenida Carreos, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Rosielyn S. Baclig and Edmundo Oblenida Carreos are inconsistent with the best interests of other stockholders.	11
Because our officer and director, Rosielyn S. Baclig, and our director, Edmundo Oblenida Carreos, own an aggregate of 55.8% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.	12
Risks Related to Legal Uncertainty	12
If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	12

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	12
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	12
Risks Related to Our Securities	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	13
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	13
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.	13
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	14
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	14
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	14
Forward-Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	16
Plan of Distribution	20
Legal Proceedings	21
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Interests of Named Experts and Counsel	26
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization within the Last Five Years	27
Certain Relationships and Related Transactions	36
Market for Common Equity and Related Stockholder Matters	37
Executive Compensation	39
Financial Statements	41
Changes In and Disagreements with Accountants	42
Available Information	42

Summary

We were incorporated as Liberto Inc. (“Liberto”) in the State of Nevada on November 8, 2007. We are engaged in the business of developing, manufacturing, and selling artificial lobster meat (the “Product”) specifically for major food retailers in Southeast Asia.

We are a development stage company and have not generated sales to date. We have conducted no operations since we filed our initial registration statement on Form SB-2 with the Securities and Exchange Commission on January 22, 2008. As of September 30, 2010, we had $0 in current assets and current liabilities in the amount of $22,000. Accordingly, we had a negative working capital position of $22,000 as of September 30, 2010. Since our inception through September 30, 2010, we have incurred a net loss of $65,000. We do not have any capital to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended.  We have a specific business plan and purpose, and do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban, Rizal, the Philippines. Our phone number is 63-920-938-0830. Our fiscal year end is December 31.

The Offering

Securities Being Offered
Up to 950,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our officer and director, Rosielyn S. Baclig, and our director, Edmundo Oblenida Carreos.

Offering Price
The offering price of the common stock is $0.03 per share.  We are quoted on the OTCBB under the symbol “LBRT” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
2,150,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our officer and director, Rosielyn S. Baclig, and our director, Edmundo Oblenida Carreos, own an aggregate of 55.8% of the common shares of our company and therefore have substantial control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	As of September 30, 2010 (Unaudited)			As of December 31, 2009 (Derived from audited financial statement)	As of December 31, 2008 (Derived from audited financial statement)
Cash	$0			$0	$0
Total Assets	$0			$0	$0
Liabilities	$22,000			$16,000	$6,000
Total Stockholders’ Equity (Deficit)	$(22,000)			$(16,000)	$(6,000)
Statement of Operations	For the three months ended September 30, 2010	For the nine months ended September 30, 2010	For the period from November 8, 2007 (inception) to September 30, 2010	For the year ended November 30, 2009	For the year ended November 30, 2008
Revenue	$0	$0	$0	$0	$0
Loss for the Period	$2,000	$6,000	$65,000	$10,000	$45,000

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from November 8, 2007 (date of inception) to September 30, 2010, totaled $65,000. We have incurred cumulative net losses of $65,000 since November 8, 2007. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of September 30, 2010, we had cash in the amount of $0. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We will not be able to implement our business plan until we secure capital. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our products. To date, we do not have revenues to maintain us and we will not be able to implement our business plan without additional capital. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the Liberto brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our Liberto brand name. As a result, consumers may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If the seafood market does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve revenues from sales of our Product. We cannot accurately predict future growth rates or the size of the seafood market, which drives the artificial lobster meat industry. Demand for our Product may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of the seafood market, fishing industry, and the market for our Product depends on a number of factors, such as:

▪	the cost, taste, and reliability of our products and products offered by our competitors;
▪	public perceptions regarding seafood and the quality of artificial lobster meat;
▪	customer satisfaction with artificial lobster meat; and
▪	marketing efforts and publicity regarding the needs for artificial lobster meat and the public demand for seafood.

Even if artificial lobster meat maintains wide market acceptance, our Product may not adequately address market requirements and may not continue to gain market acceptance. If artificial lobster meat generally, or our Product specifically, do not maintain wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

Although we plan to pursue written agreements with our manufacturers to provide goods to us at their respective and customary rates upon request, we currently have no such written agreements in place. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan and ability to service our customers may be impaired if we are not able to secure written agreements with additional manufacturers, or the parties with whom we have verbal agreements do not perform in accordance with our verbal agreements. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because we do not have exclusive agreements with the third party food processors that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any food processing facilities. We plan to pursue and enter into written agreements with the third party food processors to manufacture our products and ship them directly to our customers. If we lose the services of our third party food processors, we may be unable to secure the services of replacement food processors. In addition, because we do not have written agreements with all of these food processors, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer products and designs that reflect current needs and tastes, and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete within the artificial lobster meat business, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors may have completed development of their products and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing artificial lobster meat with features such as taste and quality that exceed the features offered by competing products. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Because we will be forced to rely on third party food processors and seafood suppliers, the occurrence of difficulties outside of our control could negatively impact our business.

We do not have our own food processing facilities. Instead, we intend to rely on others to fabricate all of our products. We do not have any long-term supply contracts with any of our suppliers. Because we intend to outsource the manufacture of all of our products, the cost, quality and availability of third-party manufacturing operations are essential to the successful production and sale of our products. Our reliance on third-party food processors exposes us to a number of risks which are outside our control, including:

▪	unexpected increases in manufacturing costs;

▪	interruptions in shipments if a third-party manufacturer is unable to complete production in a timely manner;

▪	inability to control quality of finished products;

▪	inability to control delivery schedules;

▪	inability to control production levels and to meet minimum volume commitments to our customers;

▪	inability to control manufacturing yield;

▪	inability to maintain adequate manufacturing capacity; and

▪	inability to secure adequate volumes of acceptable components, at suitable prices or in a timely manner.

We have not yet located a food processor for our products. We may be unable to locate a suitable food processor for our products on terms acceptable to us, or at all. The occurrence of any such conditions discussed herein will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in any revenues that we hope to achieve.

The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.

We have not undertaken significant testing of our Product and it may contain undetected errors, weaknesses, defects or bugs when first introduced or as new versions are released. If our Product or future products contain production defects, reliability, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to continue to buy our products, which could adversely affect our ability to retain and attract new customers. In addition, these defects or bugs could interrupt or delay sales of affected products, which could adversely affect our results of operations.

If defects or bugs are discovered after commencement of commercial production of our Product or future products, we may be required to make significant expenditures of capital and other resources to resolve the problems. This could result in significant additional development costs and the diversion of technical and other resources from our other development efforts. We could also incur significant costs to repair or replace defective products. These costs or damages could have a material adverse effect on our financial condition and results of operations.

If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.

We are currently testing and refining the formula for our Product, which we have developed in our facility in the Philippines. When we are satisfied that our Product provides the highest quality and best-tasting artificial lobster meat possible for the consumer, we will begin the production and distribution of the Product to retailers throughout the Philippines before expanding to other Asian countries. We have not achieved revenues, or taken active steps to develop a sales force to attain revenues. We have no experience in providing direct sales and service, nor do we have distributors of our Product. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. As a result of our corporate strategies, we have decided to initially focus our resources in select areas in the Philippines. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development or production delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Because we intend to offer our Product in the Philippines and other countries throughout Asia, we are subject to risks associated with international operations.

Although we have not commenced manufacturing our Product to consumers, we may rely on foreign third-party manufacturing, assembly and testing operations. Foreign operations subject us to a number of risks associated with conducting business outside of the United States, including the following:

▪	Unexpected changes in, or impositions of, legislative or regulatory requirements;

▪	Delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;

▪	Imposition of additional taxes and penalties;

▪	The burdens of complying with a variety of foreign laws; and

▪	Other factors beyond our control, including acts of terrorism, which may delay the shipment of our products, impair our ability to travel or our ability to communicate with foreign locations.

In addition, the laws of certain foreign countries in which our products are or may be designed, manufactured or sold may not protect our products or intellectual property rights to the same extent as the laws of the United States. This increases the possibility of piracy of our technology and products.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating an artificial lobster meat business, our business plan may fail.

Our management does not have any specific training in running an artificial lobster meat business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Rosielyn S. Baclig, our officer and director, and Edmundo Oblenida Carreos, our director, devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Rosielyn S. Baclig or Edmundo Oblenida Carreos, nor do we maintain key life insurance for them. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our officer and director, Rosielyn S. Baclig, and our  director, Edmundo Oblenida Carreos, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Rosielyn S. Baclig and Edmundo Oblenida Carreos are inconsistent with the best interests of other stockholders.

Rosielyn S. Baclig is our officer and director. Edmundo Oblenida Carreos is our  director. Together, they own approximately 55.8% of the outstanding shares of our common stock. Accordingly, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Rosielyn S. Baclig and Edmundo Oblenida Carreos may still differ from the interests of the other stockholders.

Because our officer and director, Rosielyn S. Baclig, and our  director, Edmundo Oblenida Carreos, own an aggregate of 55.8% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.

Our officer and director, Rosielyn S. Baclig owns 600,000 shares of our common stock, which equates to 27.9% of our outstanding common stock. Our director, Edmundo Oblenida Carreos owns 600,000 shares of our common stock, which equates to 27.9% of our outstanding common stock. There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Rosielyn S. Baclig and Edmundo Oblenida Carreos will be eligible to sell their shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our products are intended for human consumption, we may be subject to liability for any incidents that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that our Products do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

We are quoted on the OTCBB under the symbol “LBRT” but do not currently have an active trading market. If a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 950,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 44.2% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.
The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.03 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock, which was $0.02 per share, and increased by $0.01 per share. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 950,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended, and completed on November 30, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of January 31 , 2011, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,150,000 shares of common stock outstanding on January 31 , 2011.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Joel M. Bawica Barachina Apartment Elas Igue 2 Calamba Laguna, Philippines	25,000	25,000	0	0
Cheryl A. Perez #59 M. Acevida St. Siniloan Laguna, Philippines	25,000	25,000	0	0

Renato R. Llesol #79 San Miguel St. Cebu City, Philippines	25,000	25,000	0	0
Samson T. Uy Buena Hills Drive, Guadalupe Cebu City, Philippines	25,000	25,000	0	0
Elma C. Abanono #6 Greenland Subd, Nangka, Marikina City, Philippines	25,000	25,000	0	0
Edmund Gregory P. Otico Winchester St. Queenly Homes Subd., Lower Tabok, Mandaue City, Cebu, Philippines	25,000	25,000	0	0
Reynaldo C. Cole Phase 2B Blk4 Lot9 Acacia St. Villa Leyson Subd. Bacayan Cebu City, Philippines	25,000	25,000	0	0
Ben Jay L. Abecia #27 RR Tormis St. Sambag 1, Cebu City, Philippines	25,000	25,000	0	0
Arlene M. Genove #262 Purok 4 Montillano St. Alabang Muntinlupa City, Philippines	25,000	25,000	0	0
Gerette B. Mirabueno Blk-2A Lot 7 Marytown Circle Greenfields 1, Novaliches, Quezon City, Philippines	25,000	25,000	0	0
Saul T. Sanchez 508 Cadena De Amor St. PZBG Compound Quezon City, Philippines	25,000	25,000	0	0
Cindy L. Ayo 1227 Kasipagan St. Tondo Manila, Philippines	25,000	25,000	0	0
Cathrina D. Poblete Blk-7 Lot 21 Notre Dame St. University Hills Dasmariñas Cavite, Philippines	25,000	25,000	0	0
Paz N. Nieva Lot 2, Blk 15 HHSG, Z 1C, Western Bicutan Taguig City, Philippines	25,000	25,000	0	0

Cecilia C. Gonzales 671 Gladiola St. Don Felipe Subd. Siniloan City, Philippines	25,000	25,000	0	0
Ma. Lourdes P. Cruz 135-C Col. Boni Serrano Murphy Cubao, Quezon City, Philippines	25,000	25,000	0	0
Susan G. Velasco Blk. 6 # 663 Gladiola St. Don Felipe Subd. Siniloan City, Philippines	25,000	25,000	0	0
Jeralyn L. Villapeña # 50 Dr. Rason Soler St. Atimonan Quezon, Philippines	25,000	25,000	0	0
Ledesma M. Villas 46 P. Sanchez St. Sta. Mesa Manila, Philippines	25,000	25,000	0	0
Vivian Alexis I. Abeleda 36-B De Vera St. Fresco, Quezon City, Philippines	25,000	25,000	0	0
Myra T. Maaño Silangang Mayao, Lucena City, Philippines	25,000	25,000	0	0
Grace T. Tan # 21 A. Bonifacio St. Arty Subd. Valenzuela City, Philippines	25,000	25,000	0	0
Catherine S. Tana Blk 12 Lot 3 Phase 3 H. Dela Costa Homes 5 Brgy. Burgos Rodriguez Rizal, Philippines	25,000	25,000	0	0
Ledesma V. Zurita 159-29 De Agosto St. San Juan Metro Manila, Philippines	25,000	25,000	0	0
Bernadette V. Santos 259 San Isidro St. Muzon Taytay Rizal, Philippines	25,000	25,000	0	0
Conception L. Santos 1F 5 Ternate St. Talanay, Batasan Quezon City, Philippines	25,000	25,000	0	0
Celestina G. Miranda Banaba Bamban, Tarlac, Philippines	25,000	25,000	0	0

Ma. Chuchi A. Gutierez 367 Natividad St. San Pedro Morong Rizal, Philippines	25,000	25,000	0	0
Carmela B. Epres Phase 3 Blk 4 Lot 26 Aramis St. Molino Homes, Bacoor, Cavite, Philippines	25,000	25,000	0	0
Kenneth G. Amurao #28 Everlasting St. Pilar Village Las Piñas City, Philippines	25,000	25,000	0	0
Homer O. Samonte 417 Makisig St. Bacood Sta. Mesa Manila, Philippines	25,000	25,000	0	0
Joanne M. Gagarin Brgy. San Simon East Aringay, La Union, Philippines	25,000	25,000	0	0
Grace L. Turingan 0139 Damka St. Old Sta. Mesa Manila, Philippines	25,000	25,000	0	0
Sherrie M. Suarez 807 Holiday Homes San Pedro Laguna, Philippines	25,000	25,000	0	0
Venus N. Nalaunan Blk 40 Lot 40 Phase 3 Kaunlaran Village, Malabon City, Philippines	25,000	25,000	0	0
Charles C. Lumain 103 Emerald St. Fairview Village Lawaan Talisay City, Cebu, Philippines	25,000	25,000	0	0
Roldan N. Del Rosario #37 Airport Road Cogon District. Tagbilaran City Bohol, Philippines	25,000	25,000	0	0
Merney Jane S. Calumba Englis V. Rama Avenue Guadalupe Cebu City, Philippines	25,000	25,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.03 per share until such time as the shares of our common stock become quoted on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of December 31, 2010 are as follows:

Name	Age	Position Held with the Company
Rosielyn S. Baclig Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban Rizal, the Philippines	31	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Edmundo Oblenida Carreos Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban Rizal, the Philippines	30	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Rosielyn S. Baclig is our President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director. Rosielyn S. Baclig obtained a Master’s of Business Administration from the University of Santo Tomas in Espana, Manila in March of 2007. She worked as the accounting manager for South Star Inc. from June of 2006 until leaving to focus full time on her education in December of 2006. Prior to that, Ms. Baclig earned her Bachelor’s of Science degree in Accountancy from Mariano Marcos State University Batac in Ilocos Norte, Philippines in 1999. Since 2007, she has acted as a consultant for various companies to help develop their business plans.  In this capacity, she reviews the business plans of development stage companies to determine the best course of action for their product development and marking plans.  Ms. Baclig still performs as a consultant.

Edmundo Oblenida Carreos is our director. Mr. Carreos obtained his Bachelor’s of Science Degree from Pamantasa ng Lunsod ng Pasay in 1999. He has worked as a Product Manager for Pilipinas Makro, Inc. since 1999.  In that position, Mr. Carreos manages sales and marketing of the company’s food products.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Rosielyn S. Baclig and Edmundo Oblenida Carreos.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 31 , 2011, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership1	% of Common Stock2
Rosielyn S. Baclig Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban Rizal, the Philippines	Common Stock	600,000	27.9%
Edmundo Oblenida Carreos Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban Rizal, the Philippines	Common Stock	600,000	27.9%
DIRECTORS AND OFFICERS – TOTAL		1,200,000	55.8%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,150,000 shares of common stock issued and outstanding for the company as of January 31 , 2011.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of January 31 , 2011, there were 2,150,000 shares of our common stock issued and outstanding. Our shares are held by forty (40) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David S. Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC formerly known as Maddox Ungar Silberstein, PLLC, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Silberstein Ungar, PLLC has presented his report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as “Liberto Inc.” in the State of Nevada on November 8, 2007. We are engaged in the business of developing, manufacturing, and selling imitation lobster meat specifically for major food retailers in Southeast Asia.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our telephone number is 63-920-938-0830. Our operations office is located at Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban, Rizal, the Philippines. Rosielyn S. Baclig, our officer and director, and Edmundo Oblenida Carreos, our  director, are persons that may be described as “promoters” as defined in Rule 405 of the Securities Act by virtue of their roles in founding and organizing our company.

Our fiscal year end is December 31.

Description of Business

Company Overview

We were incorporated as “Liberto Inc.” in the State of Nevada on November 8, 2007. We are engaged in the business of developing, manufacturing, and selling imitation lobster meat specifically for major food retailers in Southeast Asia.

We have conducted no operations since we filed our initial registration statement on Form SB-2 with the Securities and Exchange Commission on January 22, 2008.

Business of Company

We are engaged in the business of developing, manufacturing, and selling imitation lobster meat made from ground fish fillet, shrimp meat, crab meat, potato starch, sodium alginate, egg, lobster flavor, S.M.G., sugar, and salt, which we will produce specifically for major food retailers in Southeast Asia (our "Product"). We intend that our Product will allow food retailers to offer a more economical alternative to costly real lobster meat presently sold in the Southeast Asian market. We require additional financing in order to continue the process of designing and developing our Product. If we are able to secure financing, we will be able to implement our business plan starting with refining our formula through experiments, testing different ingredients and percentage ratios.

When we are satisfied that our Product will compete effectively in the Surimi Industry by being the best tasting and most economical imitation lobster meat, we will begin the manufacture and distribution of the Product to food retailers.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our telephone number is 63-920-938-0830. Our operations office is located at Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban, Rizal, the Philippines.

Surimi

Surimi (Chinese: 魚HYPERLINK "http://en.wiktionary.org/wiki/%E6%BC%BF"漿; pinyin: yú jiāng; literally "fish puree/slurry", Japanese: 擂HYPERLINK "http://en.wiktionary.org/wiki/%E3%82%8A"りHYPERLINK "http://en.wiktionary.org/wiki/%E8%BA%AB"身, lit. "ground meat") is a Japanese word which refers to a food product typically made from white-fleshed fish, such as pollock or hake, that has been pulverized to a paste and attains a rubbery texture when cooked.

The process for making surimi was developed in many areas of East Asia over 900 years ago. The industrialized surimi-making process was developed in 1960 by Nishitani Yōsuke of Japan's Hokkaidō Fisheries Experiment Institute to process the increased catch of fish, to revitalize Japan's fish industry, and to make use of what previously was considered "fodder fish." Lean meat from fish or land animals is first separated or minced. The meat then may be rinsed numerous times to eliminate undesirable odors. The resulting meat is then beaten and pulverized to form a gelatinous paste. Depending on the desired texture and flavor of the surimi product, the gelatinous paste is mixed with differing proportions of additives such as starch, egg white, salt, vegetable oil, sorbitol, sugar, soy protein, and seasonings. If the surimi is to be packed and frozen, food-grade cryoprotectants also are added while the meat paste is being mixed. The resulting paste, depending on the type of fish and whether it was rinsed in the production process, is typically tasteless and must be flavored. According to the USDA Food Nutrient Database 16-1, fish surimi contains about 76% water, 15% protein, 6.85% carbohydrate, 0.9% fat, and 0.03% cholesterol. In North America and Europe, surimi also alludes to fish-based products manufactured using this process. A generic term for fish-based surimi in Japanese is "fish-puréed products" (魚肉練り製品 gyoniku neri seihin).

Under most circumstances, surimi is immediately processed, formed and cured into surimi products at the time it is produced. The curing of the fish paste is caused by the polymerization of myosin when heated. The species of fish is the most important factor that affects this curing process. Many pelagic fish with higher fat contents lack the heat-curing myosin, hence they are not suitable for making surimi.

Surimi is a highly-utilized food product in many Asian cultures and is available in many shapes, forms, and textures. In Japan, fish cakes (Kamaboko) and fish sausages, as well as other extruded fish products are commonly sold as cured surimi. In Chinese cuisine, fish surimi, often called "fish paste," is used directly as stuffing or made into balls. Fried, steamed, and boiled surimi products are also commonly found in Southeast Asian cuisine. The most common surimi product in the Western market is imitation or artificial crab legs. Such a product is often sold as sea legs and krab in America.

The following fish are often used in the production of surimi:
•	Milkfish (Chanos chanos)
•	Swordfish (Xiphias gladius)
•	Tilapia
•	(Oreochromis mossambicus)
•	(Oreochromis niloticus niloticus)
•	Big-head pennah croaker (Pennahia macrocephalus)
•	Golden threadfin bream (Nemipterus virgatus)
•	Cod (Gadus morhua)
•	Bigeyes (Priacanthus arenatus)
•	Pacific whiting (Merluccius productus)
•	Alaska pollock (Theragra chalcogramma)
•	Various shark species

Surimi is often utilized in the production of a variety of processed foods. Additionally, surimi allows a manufacturer to imitate the texture and taste of a more expensive product such as lobster tail using relatively low-cost ingredients. Surimi is sometimes simply labeled "imitation crabmeat," "imitation lobster," etc., or more recently in the US "crab- (or lobster-, etc.) flavored seafood, made with surimi, a fully cooked fish protein." Surimi products are often used as an ingredient in salads, casseroles and soups. Surimi is also an inexpensive source of protein, usually costing just 10 percent or less of the cost of the seafood it replaces.

Surimi Industry

According to the December 2006 Food and Agriculture Organization of the United Nations (“FAO”) Surimi Market Report, global production of surimi in 2004 was between 860,000 and 1,150,000 metric tons, depending on the calculation method. However, total output as evaluated by industry insiders is lower, at 750,000 metric tons, corresponding to about 2-3 million metric tons of processed wild fish.

Expansion of surimi production first relied on Alaska pollock catches, but now over 50% of global production is based on new fish species that are caught all over the world. Either coldwater white fish species (for example Pacific Whiting, Hoki, Northern and Southern Blue Whiting), or coldwater pelagic fishes (for example Peruvian anchovy, Atka Mackerel, Jack Mackerel) can be utilized, but more often tropical fish species such as Threadfin bream (known as Itoyori), Lizard Fish, and Bigeye are used.

For the industry to meet the world’s increasing demand, technicians and scientists are constantly working to adapt surimi production technologies to new aquatic species, including to cephalopods, like Giant Squid. Trials of never-frozen surimi production were also recently reported in India.

Production has almost doubled in the last 10 years, and volumes of available surimi continue to grow due to additional countries contributing to the production of surimi. In addition to countries that have been historically important in surimi production (USA, Thailand and Japan), various new ones are becoming more and more important: in Asia (China, Vietnam, India, Malaysia, Indonesia, Myanmar), in South America (Argentina, Chili, Peru) and in Western Europe (Faeroe Islands, France).

Although frozen imitation crabmeat still remains the most popular product by volume, producers are developing new recipes and are presenting a wide range of new products, with over 40 different items now available. New production trends are now targeted to match consumption preferences: development of fresh products, snacks, food for children, organic products, high value products, and inexpensive products.

Our Product

The thriving Southeast Asian Surimi Industry and rising demand for surimi products globally as an affordable and palatable alternative to expensive seafood products such as real lobster, have resulted in what we anticipate will be a highly receptive potential market for our Product.

Once we obtain additional financing, we will be able to commence the process of developing imitation lobster meat specifically for major food retailers in Southeast Asia. The mixture from which we produce the imitation lobster meat consists of ground fish fillet, shrimp meat, crab meat, potato starch, sodium alginate, egg, lobster flavor, S.M.G., sugar, and salt. We are in the process of refining the formula for our Product, which will be integral to its success. We are designing and developing our Product by conducting experiments to improve on flavor and cost. These experiments include testing different ingredients and percentage ratios. We are searching for the highest quality ingredients at the lowest price available in the market in our efforts to refine flavor and reduce cost. We are also researching the benefits of adding more ingredients to further improve our Product. Our intent in refining our Product is to ensure that it is inexpensive and flavorful, thus driving consumer demand for our Product.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell imitation lobster meat to food retailers. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•
Wegmans Food Markets Inc. imitation seafood products are made of finely minced pollock and whiting from the Pacific, both plentiful, under-utilized species. The fish is washed, pressed to remove the water, salted and seasoned, colored, shaped and cooked. It is sold refrigerated, never frozen. The airtight package provides extended freshness. The three new products with their Omega-3 levels are: Imitation Crab Legs with 210 mg of Omega-3 fats per ½ cup serving, Imitation Lobster Meat with 250 mg of Omega-3s, and the Shrimp Combo, with 300 mg of Omega-3s per serving.

•
Han il Corporation makes Imitation Lobster Tails molded out of Surimi (white pollock meats), mixed with various ingredients (lobster extract, lobster flavor, wheat starch, seasoning etc.) in a Lobster-Tail shape. Han il corporation declares itself “the largest direct exporter of High Quality Surimi Seafood's from Korea to World wide.”

•	Asia Fish Source Company Ltd. makes imitation prawn-lobster tail in red and paprika orange color.
•	Joinseafoods Processing Co., Ltd. makes imitation lobster tail that is 50% surimi content and orange in color.
•
Asian Star brand Surimi seafood by Zaloom Marketing makes Surimi seafood products from Thailand, Korea, China, Singapore, and Malaysia. These products include imitation crab flakes, imitation crab sticks, imitation crab legs, imitation unbreaded scallops, and “value added seafoods,” such as imitation breaded scallops, imitation breaded crab claws, sushi products, sushi sticks, imitation crab shreds, minced sticks, filament sticks, imitation shrimp, and imitation lobster. Zaloom Marketing claims Asian Star to be “the largest direct importer of High Quality Surimi Seafood from Asia to America,” also claiming to “import from only the best quality producers in Asia,” with over 15 years of experience in Surimi.

•
Lucky Union Foods Co., Ltd. Started commercial operations in 1992. The company asserts that it is “known and trusted as a leading & reliable manufacturer and exporter of surimi-based products,” and that “every product type is made in strict accordance with good manufacturing practices (“GMP”) criteria and controlled by Hazard Analysis Critical Control Points (“HACCP”) at each stage from start through to final customer delivery.”

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final formula for our Product, we intend to file a patent on its unique mixture. We will file for patent pending status as we design and develop a mixture for our first imitation lobster meat sample. We will apply for patent protection and/or copyright protection in the Philippines, the United States, and other jurisdictions.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the seafood industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in the Philippines are not subject to special regulatory and/or supervisory requirements.

Employees

We have no other employees other than our officers and directors. Our President oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our product, but not skilled in areas such as marketing our product and business management. Obtaining the assistance of individuals with and in-depth knowledge of operations and markets will allow us to build market share more effectively. We intend on employing sales representatives in the Philippines when our product is ready for production and shipping and in various provinces of China when we are ready to expand internationally.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at Lot 7B Blk 7 Emerald St., Gold Riverville Subd. Burgos, Montalban, Rizal, the Philippines.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

Once we secure additional financing, we intend to continue the development and refinement of our Product over the coming months. We will first focus on our experiments to improve the quality of our Product to increase its appeal to consumers. We feel our final Product will compete effectively in the marketplace due to its highly palatable flavor and affordability relative to similar products in the marketplace.

Locate Suitable Manufacturing

We do not currently have any manufacturing facilities. Our management has contacted several food processing companies in the Philippines, and has begun negotiations for the manufacture of our Product on a contract basis. We have negotiated price, payment, customer guarantee, shipping, inventory, delivery schedule and returns. We have not, however, entered into any agreement as of the date of this Prospectus.  We plan to continue the negotiations for manufacturing our Product upon the final development and commercialization of our Product, which we intend to occur after we receive financing. Production of our imitation lobster meat doesn't require any facilities or equipment beyond what is available to any food processor. We could contract with any food processor to manufacture our Product by following our instructions. We do not anticipate renting a warehouse at this stage of our business. The food processor that will work with us will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our Product are available in the public marketplace. We will only accept wholesale orders from wholesale distributors. Once we receive wholesale orders, we will hold the order until certain quantities, which will be pre-negotiated with food processors, are attained. Then we will contract with the food processor to produce our Product for us at pre-negotiated prices. Typically the order will be shipped within five business days after we place the order.

Sales and Distribution Strategy

Our goal is for our imitation lobster meat to become a leading product in the surimi marketplace in Southeast Asia. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be major food retailers as wholesale customers and restaurants as end users. We intend to do this by engaging in the following:

•
Attending national and regional food promotional events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote food related products. We plan to attend a number of events attended by food products merchants and restaurant representatives in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences, which are heavily attended by food products wholesalers, grocery store owners and restaurant representatives, in order to further expose our Product.

•
Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to market directly to wholesalers, grocery stores, and restaurants . Our marketing will include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

•
Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product. A cost conscious public could pull our Product through the supply chain if they are properly educated regarding our Product.

We will also mail our brochure to wholesale distributors, and, initially, we will do special promotions providing small amounts of our Product to a few major stores, while allowing them to pay us after three months. If the market shows an interest in our Product, they will then begin to order from us regularly. We will begin marketing from the Philippines, where our directors have many contacts, and we will then move forward in marketing our Product in China and other countries.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our Product. As our Product approaches the production stage, however, we plan to employ sales representatives in the Philippines to promote and sell our product to wholesalers, retailers, and end-user restaurants. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. When we determine to expand our sales internationally, we will employ sales personnel in various provinces of China and other Southeast Asian nations.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Expenses

We estimate the costs to implement our business strategy over the following twelve months to be:
•
Travel and Related expenses, which will consist primarily of our executive officers and directors visiting food merchants and resellers in their sales efforts. We estimate travel and related expenses for the next twelve months will be approximately $4,000;

•
Initial Marketing, which will consist of the marketing efforts discussed above, including direct marketing and attendance at trade shows. We estimate initial marketing expenses for the next twelve months will be approximately $6,000;

•
Research and Development costs consist of developing and testing our Product and determining the best combination of materials and suppliers for production. We estimate that research and development costs for the next twelve months will be approximately $10,000.

We intend to obtain business capital through the use of private equity fundraising or shareholders loans. We anticipate that, in time, the primary source of revenues for our business model will be the sale of our Product.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Three and Nine Months Ended September 30, 2010 and 2009, and Period from November 8, 2007 (Date of Inception) until September 30, 2010

We generated no revenue for the period from November 8, 2007 (Date of Inception) until September 30, 2010. We do not anticipate revenues until we have completed our Product and have successfully sold it in the market.  We have conducted no operations since we filed our initial registration statement on Form SB-2 with the Securities and Exchange Commission on January 22, 2008.

Our Operating Expenses for the three months ended September 30, 2010 were $2,000, as compared with $2,000 for the three months ended September 30, 2009.  Our Operating Expenses for the nine months ended September 30, 2010 were $6,000, as compared with $6,000 for the nine months ended September 30, 2009. Our Operating Expenses from November 8, 2007 (Date of Inception) to September 30, 2010 were $65,000. For each period our Operating Expenses consisting entirely of Professional Fees, which consists of accounting and legal fees.

We, therefore, recorded a net loss of $2,000 for the three months ended September 30, 2010, as compared with $2,000 for the same period ended September 30, 2009.  We recorded a net loss of $6,000 for the nine months ended September 30, 2010, as compared with $6,000 for the same period ended September 30, 2009.  We recorded a net loss of $65,000 for the period from November 8, 2007 (Date of Inception) until September 30, 2010.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the continued development of our Product and the professional fees associated with being a reporting company under the Securities Exchange Act of 1934.

Results of Operations for the Year Ended December 31, 2009 and 2008 Period from November 8, 2007 (Inception) Through December 31, 2009

We generated no revenue for the period from November 8, 2007 (Date of Inception) until December 31, 2009.  We do not anticipate revenues until we have completed our Product and have successfully sold it in the market.

Our operating expenses were $10,000 for the year ended December 31, 2009, compared with $45,000 for the year ended December 31, 2008, and $59,000 for the period from November 8, 2007 (Inception) until December 31, 2009.  Our operating expenses consisted entirely of professional fees, which consists of accounting and legal fees.

We, therefore, recorded a net loss of $10,000 for the year ended December 31, 2009, compared with $45,000 for the year ended December 31, 2008, and $59,000 for the period from November 8, 2007 (Date of Inception) until December 31, 2009.

Liquidity and Capital Resources

As of September 30, 2010, we had no current assets and $22,000 in current liabilities. Thus, we had a working capital deficit of $22,000 as of September 30, 2010.  We owe $22,000 to our officer and director for amounts advanced for our working capital needs.  The amount is unsecured, due upon demand, and non-interest bearing.

Operating activities used $65,000 in cash for the period from November 8, 2007 (Date of Inception) until September 30, 2010. Our net loss of $65,000 was the sole factor of our negative operating cash flow. Financing Activities during the period from November 8, 2007 (Date of Inception) until September 30, 2010 generated $65,000 in cash during the period, which included $43,000 from the sale of stock and $22,000 as proceeds of a loan from our officer and director.

As of September 30, 2010, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have a negative working capital and have not yet received revenues from sales of products. These factors have caused our accountants to express substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on our generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Off Balance Sheet Arrangements

As of September 30, 2010, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

Except as follows, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Currently, we owe $22,000 to our officer and director, Rosielyn S. Baclig, for amounts advanced for our working capital needs.  The amount is unsecured, due upon demand, and non-interest bearing.  The advance is not memorialized in writing.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “LBRT.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2010
Quarter Ended	High $	Low $
December 31, 2010	N/A	N/A
September 30, 2010	N/A	N/A
June 30, 2010	N/A	N/A
March 31, 2010	N/A	N/A

Fiscal Year Ending December 31, 2009
Quarter Ended	High $	Low $
December 31, 2009	N/A	N/A
September 30, 2009	N/A	N/A
June 30, 2009	N/A	N/A
March 31, 2009	N/A	N/A

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

Currently, we have forty (40) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2010 and 2009.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rosielyn S. Baclig President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Rosielyn S. Baclig	-	-	-	-	-	-	-	-	-

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the year ended December 31, 2010.

Stock Option Plans

We did not have a stock option plan as of December 31, 2010.

Financial Statements

Index to Financial Statements:

Unaudited financial statements for the three and nine months ended September 30, 2010 and period from November 8, 2007 (Date of Inception) through September 30, 2010:

F-1	Balance Sheet as of September 30, 2010

F-2	Statement of Operations for the three and nine months ended September 30, 2010 and period from November 8, 2007 (Date of Inception) through September 30, 2010

F-3	Statements of Stockholders’ Deficit for the period from November 8, 2007 (Date of Inception) through September 30, 2010

F-4	Statement of Cash Flows for the nine months ended September 30, 2010 and period from November 8, 2007 (Date of Inception) through September 30, 2010

F-5	Notes to Financial Statements

Audited financial statements for the years ended December 31, 2009 and 2008, and period from November 8, 2007 (Date of Inception) through December 31, 2009:

F-8	Report of Independent Registered Public Accounting Firm

F-9	Balance Sheets as of December 31, 2009 and 2008

F-10	Statement of Operations for the years ended December 31, 2009 and 2008 and period from November 8, 2007 (Date of Inception) through December 31, 2009

F-11	Statements of Stockholders’ Deficit for the period from November 8, 2007 (Date of Inception) through December 31, 2009

F-12	Statement of Cash Flows for the years ended December 31, 2009 and 2008 and period from November 8, 2007 (Date of Inception) through December 31, 2009

F-13	Notes to Financial Statements

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of September 30, 2010 and December 31, 2009
ASSETS	September 30, 2010	December 31, 2009
	(unaudited)
Current Assets
Cash and equivalents	$-0-	$-0-
Prepaid expenses	-0-	-0-

TOTAL ASSETS	$-0-	$-0-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities
Current Liabilities
Due to officer	$22,000	$16,000

Stockholders’ Deficit
Common Stock, $.001 par value, 90,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(65,000)	(59,000)
Total stockholders’ deficit	(22,000)	(16,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-0-	$-0-

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Nine and Three Months Ended September 30, 2010 and 2009
Period from November 8, 2007 (Inception) to September 30, 2010

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Period from November 8, 2007 (Date of Inception) to September 30, 2010
Revenues	$-0-	$-0-	$-0-	$-0-	$-0-

Expenses :
Professional fees	6,000	6,000	2,000	2,000	65,000

Net Loss	$(6,000)	$(6,000)	$(2,000)	$(2,000)	$(65,000)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.03)

Weighted average shares outstanding:
Basic and diluted	2,150,000	2,150,000	2,150,000	2,150,000	2,150,000

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT (unaudited)
Period from November 8, 2007 (Inception) to September 30, 2010

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Loss for the period ended December 31, 2007	-	-	-	(4,000)	(4,000)
Balance, December 31, 2007	2,150,000	2,150	40,850	(4,000)	39,000
Net loss for the year ended December 31, 2008	-	-	-	(45,000)	(45,000)
Balance, December 31, 2008	2,150,000	2,150	40,850	(49,000)	(6,000)
Net loss for the year ended December 31, 2009	-	-	-	(10,000)	(10,000)
Balance, December 31, 2009	2,150,000	2,150	40,850	(59,000)	(16,000)
Net loss for the period ended September 30, 2010	-	-	-	(6,000)	(6,000)
Balance, September 30, 2010	2,150,000	$2,150	$40,850	$(65,000)	$(22,000)

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
 Nine Months Ended September 30, 2010 and 2009
Period from November 8, 2007 (Inception) to September 30, 2010

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009	Period From November 8, 2007 (Inception) to September 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,000)	$(6,000)	$(65,000)
Change in non-cash working capital items
Prepaid expenses	-0-	-0-	-0-
CASH FLOWS USED BY OPERATING ACTIVITIES	(6,000)	(6,000)	(65,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	-0-	-0-	43,000
Due to officer	6,000	6,000	22,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,000	6,000	65,000

NET DECREASE IN CASH	-0-	-0-	-0-

Cash, beginning of period	-0-	-0-	-0-
Cash, end of period	$-0-	$-0-	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-	$-0-
Income taxes paid	$-0-	$-0-	$-0-

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Liberto, Inc. (“Liberto”) is a development stage company and was incorporated in Nevada on November 8, 2007.  The Company is engaged in the business of developing, manufacturing, and selling artificial lobster meat (the “Product”) specifically for major food retailers in Southeast Asia. Liberto operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared under generally accepted acounting principles for development stage cpmpanies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

Liberto considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At September 30, 2010 and December 31, 2009, the Company had $0 of cash.

Fair Value of Financial Instruments

Liberto’s financial instruments consist of cash and cash equivalents and amounts due to officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

Liberto does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – DUE TO OFFICER

Due to officer of $22,000 and $16,000 at September 30, 2010 and December 31, 2009, respectively, consisted of amounts owed to an officer of the company for amounts advanced for working capital to pay for professional services provided by the Company’s outside independent auditors for services rendered for periods ending on and prior to September 30, 2010 and December 31, 2009. The amount is unsecured, due upon demand, and non-interest bearing.

NOTE 3 – INCOME TAXES

For the periods ended September 30, 2010, Liberto has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $65,000 at September 30, 2010, and will expire beginning in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$22,100
Valuation allowance	(22,100)
Net deferred tax asset	$-

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2010

NOTE 4 – LIQUIDITY AND GOING CONCERN

Liberto has negative working capital, has incurred operating losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Liberto to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – SUBSEQUENT EVENTS

The Company’s management has analyzed its operations subsequent to September 30, 2010 through November 15, 2010, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Liberto, Inc.
Philippines

We have audited the accompanying balance sheets of Liberto, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from November 8, 2007 (date of inception) to December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberto, Inc. as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended and for the period from November 8, 2007 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC
Bingham Farms, Michigan
March 7, 2010

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of December 31, 2009 and December 31, 2008

ASSETS	December 31, 2009	December 31, 2008

Current Assets
Cash and equivalents	$-0-	$-0-
Prepaid expenses	-0-	-0-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities
Current Liabilities
Due to officer	$16,000	$6,000

Stockholders’ Deficit
Common Stock, $.001 par value, 90,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(59,000)	(49,000)
Total stockholders’ deficit	(16,000)	(6,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-0-	$-0-

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2009 and 2008
Period from November 8, 2007 (Inception) to December 31, 2009

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from November 8, 2007 (Date of Inception) to December 31, 2009
Revenues	$-0-	$-0-	$-0-

Expenses :
Professional fees	10,000	45,000	59,000

Net Loss	$(10,000)	$(45,000)	$(59,000)

Net loss per share:
Basic and diluted	$(0.00)	$(0.02)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	2,150,000	2,150,000	2,150,000

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
Period from November 8, 2007 (Inception) to December 31, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Loss for the period ended December 31, 2007	-	-	-	(4,000)	(4,000)
Balance, December 31, 2007	2,150,000	2,150	40,850	(4,000)	39,000
Net loss for the year ended December 31, 2008	-	-	-	(45,000)	(45,000)
Balance, December 31, 2008	2,150,000	2,150	40,850	(49,000)	(6,000)
Net loss for the year ended December 31, 2009	-	-	-	(10,000)	(10,000)
Balance, December 31, 2009	2,150,000	$2,150	$40,850	$(59,000)	$(16,000)

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
 Years Ended December 31, 2009 and 2008
Period from November 8, 2007 (Inception) to December 31, 2009

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From November 8, 2007 (Inception) to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,000)	$(45,000)	$(59,000)
Change in non-cash working capital items
Prepaid expenses	-0-	10,000	-0-
CASH FLOWS USED BY OPERATING ACTIVITIES	(10,000)	(35,000)	(59,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	-0-	-0-	43,000
Due to officer	10,000	-0-	16,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,000	-0-	59,000

NET DECREASE IN CASH	-0-	(35,000)	-0-

Cash, beginning of period	-0-	35,000	-0-
Cash, end of period	$-0-	$-0-	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-	$-0-
Income taxes paid	$-0-	$-0-	$-0-

See accompanying notes to financial statements.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Liberto, Inc. (“Liberto”) is a development stage company and was incorporated in Nevada on November 8, 2007.  The Company is engaged in the business of developing, manufacturing, and selling artificial lobster meat (the “Product”) specifically for major food retailers in Southeast Asia. Liberto operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared under generally accepted acounting principles for development stage cpmpanies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

Liberto considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At December 31, 2009 and December 31, 2008, the Company had $0 of cash.

Fair Value of Financial Instruments

Liberto’s financial instruments consist of cash and cash equivalents and amounts due to officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

Liberto does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – DUE TO OFFICER

Due to officer of $16,000 and $6,000 at December 31, 2009 and December 31, 2008, respectively, consisted of amounts owed to an officer of the company for amounts advanced for working capital to pay for professional services provided by the Company’s outside independent auditors for services rendered for periods ending on and prior to December 31, 2009 and December 31, 2008. The amount is unsecured, due upon demand, and non-interest bearing.

NOTE 3 – INCOME TAXES

For the periods ended December 31, 2009, Liberto has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $59,000 at December 31, 2009, and will expire beginning in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$20,000
Valuation allowance	(20,000)
Net deferred tax asset	$-

LIBERTO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2009

NOTE 4 – LIQUIDITY AND GOING CONCERN

Liberto has negative working capital, has incurred operating losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Liberto to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – SUBSEQUENT EVENTS

The Company’s management has analyzed its operations subsequent to December 31, 2009 through the date these financial statements were submitted to the Securities and Exchange Commission, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,002

All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We issued 600,000 shares of common stock on November 8, 2007, to Rosielyn S. Baclig, our officer and director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued 600,000 shares of common stock on November 8, 2007, to Edmundo Oblenida Carreos, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 950,000 shares of our common stock pursuant to Regulation S of the 1933 Act on November 30, 2007. All shares were issued at a price of $0.02 per share. We received proceeds of $19,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	By-Laws (1)
5.1	Opinion of David Jennings, Esq., with consent to use (2)
23.1	Consent of Silberstein Ungar, PLLC
24.1	Power of Attorney (see attached signature page)
(1)	Previously filed as an exhibit to the Registration State on Form SB-2 filed on January 22, 2008
(2)	Previously filed as an exhibit to the Post-Effective Amendment on Form S-1 filed on December 13, 2010

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, Nevada on February 2 , 2011.

Liberto Inc.

By: /s/ Rosielyn S. Baclig
Rosielyn S. Baclig
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rosielyn S. Baclig as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Rosielyn S. Baclig
Rosielyn S. Baclig
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer and Director
February 2, 2011

By: /s/ Edmundo Obenida Carreos
Edmundo Oblenida Carreos
Director
February 2, 2011